भारत सरकार-कॉर्पोरेट कार्य मंत्रालय
कम्पनी रजिस्ट्रार कार्यालय, करनाटका

नाम परिवर्तन के पश्चात नया निगमन प्रमाण-पत्र

कॉर्पोरेट पहचान संख्या : L85110KA1981PLC013115

मैसर्स INFOSYS TECHNOLOGIES LIMITED

के मामले मे, मैं एतदद्वारा सत्यापित करता हूँ कि मैसर्स
INFOSYS TECHNOLOGIES LIMITED

जो मूल रुप में दिनांक दो जुलाई उन्नीस सौ इक्यासी को कम्पनी अधिनियम, 1956 (1956 का 1) के अतंर्गत मैसर्स
INFOSYS CONSULTANTS PRIVATE LIMITED

के रुप में निगमित की गई थी, ने कम्पनी अधिनियम, 1956 की धारा 21 की शर्तों के अनुसार विधिवत आवश्यक विनिश्चय पारित करके तथा लिखित रुप में यह सूचित करके की उसे भारत का अनुमोदन, कम्पनी अधिनियम, 1956 की धारा 21 के साथ पठित, भारत सरकार, कम्पनी कार्य विभाग, नई दिल्ली की अधिसूचना सं.सा.का.नि 507 (अ) दिनांक 24.6.1985 एस.आर.एन B14076947 दिनांक 16/06/2011 के द्वारा प्राप्त हो गया है, उक्त कम्पनी का नाम आज परिवर्तित रुप में मैसर्स
INFOSYS LIMITED

हो गया है और यह प्रमाण-पत्र, कथित अधिनियम की धारा 23(1) के अनुसरण में जारी किया जाता है।

यह प्रमाण-पत्र बैंगलूर में आज दिनांक सोलह जून दो हजार ग्यारह को जारी किया जाता है।

GOVERNMENT OF INDIA - MINISTRY OF CORPORATE AFFAIRS
Registrar of Companies, Karnataka

Fresh Certificate of Incorporation Consequent upon Change of Name

Corporate Identity Number : L85110KA1981PLC013115

In the matter of M/s INFOSYS TECHNOLOGIES LIMITED

I hereby certify that INFOSYS TECHNOLOGIES LIMITED which was originally incorporated on Second day of July Nineteen Hundred Eighty One under the Companies Act, 1956 (No. 1 of 1956) as INFOSYS CONSULTANTS PRIVATE LIMITED having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956 and the approval of the Central Government signified in writing having been accorded thereto under Section 21 of the Companies Act, 1956, read with Government of India, Department of Company Affairs, New Delhi, Notification No. G.S.R 507 (E) dated 24/06/1985 vide SRN B14076947 dated 16/06/2011 the name of the said company is this day changed to INFOSYS LIMITED and this Certificate is issued pursuant to Section 23(1) of the said Act.

Given at Bangalore this Sixteenth day of June Two Thousand Eleven.

Registrar of Companies, Karnataka

कम्पनी रजिस्ट्रार, करनाटका

*Note: The corresponding form has been approved by B N HARISH, Registrar of Companies and this certificate has been digitally signed by the Registrar through a system generated digital signature under rule 5(2) of the Companies (Electronic Filing and Authentication of Documents) Rules, 2006.

The digitally signed Certificate can be verified at the Ministry website (www.mca.gov.in).